EXHIBIT 21.1
INGRAM MICRO INC.,
a Delaware Corporation,
Global Subsidiaries as of December 31, 2005

Name of Subsidiary		Jurisdiction

1.	AVAD LLC	Delaware
2.	CD Access Inc.	Iowa
3.	IMI Washington Inc.	Delaware
4.	Ingram Funding Inc.	Delaware
5.	Ingram Micro CLBT Inc.	Delaware
6.	Ingram Micro Delaware Inc.	Delaware
7.	Ingram Micro CLBT(1)	Pennsylvania
8.	Ingram Micro L.P.(2)	Tennessee
9.	Ingram Micro Texas L.P.(3)	Texas
10.	Ingram Micro Inc.	Ontario, Canada
11.	Ingram Micro Holdco Inc.	Ontario, Canada
12.	Ingram Micro LP(4)	Ontario, Canada
13.	Ingram Micro Logistics LP(5)	Ontario, Canada
14.	Ingram Micro Japan Inc.	Delaware
15.	Ingram Micro Management Company	California
16.	Ingram Micro Singapore Inc.	California
17.	Ingram Micro Taiwan Inc.	Delaware
18.	Ingram Micro Texas LLC(6)	Delaware
19.	Ingram Micro Europe Holding LLC	Delaware
20.	Intelligent Express, Inc.(7)	Pennsylvania
21.	RND, Inc.(8)	Colorado
22.	Computek Enterprises (U.S.A.) Inc.(9)	Florida
23.	Ingram Export Company Ltd.	Barbados
24.	Ingram Micro de Costa Rica, S. de R.L.(10)	Costa Rica
25.	Ingram Micro Compañia de Servicios, S.A. de C.V.(11)	Mexico
26.	Ingram Micro Latin America & Caribbean Inc.	Delaware
27.	Ingram Micro Latin America	Cayman Islands
28.	Ingram Micro Argentina, S.A.	Argentina
29.	Ingram Micro Chile, S.A.(12)	Chile
30.	Ingram Micro do Brazil Ltda.(13)	Brazil
31.	Ingram Micro Tecnologia E Informatica Ltda(14)	Brazil
32.	Ingram Micro Peru, S.A.(15)	Peru
33.	Ingram Micro Caribbean	Cayman Islands
34.	Ingram Micro Logistics Inc.(16)	Cayman Islands
35.	CIM Ventures Inc. (17)	Cayman Islands
36.	Ingram Micro Mexico, S.A. de C.V.(18)	Mexico
37.	Export Services Inc.	California
38.	Ingram Micro Panama, S. de R.L.(19)	Panama

Name of Subsidiary		Jurisdiction

39.	Ingram Micro SB Holdings Inc.	Cayman Islands
40.	Ingram Micro SB Inc.	California
41.	Ingram Micro Management Company(20)	USA (California)
42.	Ingram Micro Atlantic Holding Inc.(21)	Cayman Islands
43.	Ingram Micro North Atlantic Holding Inc.(22)	Cayman Islands
44.	Ingram Micro International Inc.(23)	Cayman Islands
45.	Ingram Micro Europe Treasury LLC	USA (Delaware)
46.	Ingram Micro Luxembourg Sarl	Luxembourg
47.	Ingram Micro SAS(24)	France
48.	Ingram Micro GmbH	Switzerland
49.	Ingram Micro Holding GmbH	Germany
50.	Ingram Micro Pan Europe GmbH	Germany
51.	Ingram Micro Games GmbH	Germany
52.	Ingram Micro Distribution GmbH	Germany
53.	Compu-Shack Electronic GmbH	Germany
54.	Ingram Micro Europe GmbH(25)	Germany
55.	Ingram Macrotron GmbH	Germany
56.	Macrotron Systems GmbH	Germany
57.	Macrotron Process Technologies GmbH	Germany
58.	Macrotron (UK) Ltd.(26)	UK
59.	Ingram Micro Europe BVBA(27)	Belgium
60.	Ingram Micro BVBA(28)	Belgium
61.	Ingram Micro GmbH	Austria
62.	Vapriva BVBA(29)	Belgium
63.	Handelsmaatschappij voor Computers BVBA	Belgium
64.	Ingram Micro Magyarorszag Kft	Hungary
65.	Ingram Micro Srl(30)	Italy
66.	Ingram Micro BV	Netherlands
67.	Bright Creative Communications BV	Netherlands
68.	Ingram Micro SL(31)	Spain
69.	Ingram Micro Holdings Ltd.	UK
70.	Ingram Micro (UK) Ltd.	UK
71.	Ingram Micro Finance Centre of Excellence Ltd .	UK
72.	Ingram Micro Coordination Center BVBA(32)	Belgium
73.	Ingram Micro Nordic Holding BVBA(33)	Belgium
74.	Ingram Micro ApS	Denmark
75.	Ingram Micro AB	Sweden
76.	Ingram Micro AS	Norway
77.	Ingram Micro Oy	Finland
78.	Ingram Micro (Portugal) Comercio Internacional & Servicos Sociedade Unipessoal LDA	Portugal
79.	Ingram Micro Europe AG(34)	Switzerland
80.	Ingram Micro Asia Pacific Pte. Ltd	Singapore
81.	Ingram Micro New Zealand Holdings	New Zealand

Name of Subsidiary		Jurisdiction

82.	Ingram Micro Asia Holdings Inc.	California
83.	Ingram Micro Asia Ltd.(35)	Singapore
84.	Megawave Pte Ltd.(36)	Singapore
85.	Ingram Micro Singapore (Indo-China) Pte Ltd.	Singapore
86.	Ingram Micro Singapore (South Asia) Pte Ltd	Singapore
87.	Ingram Micro Semiconductors Asia Pte. Ltd.	Singapore
88.	ERIM Sdn Bhd(37)	Malaysia
89.	Ingram Micro Malaysia Sdn Bhd	Malaysia
90.	Ingram Micro Holding (Thailand) Ltd (38)	Thailand
91.	Ingram Micro India Private Limited (39)	India
92.	Tech Pacific NZ Ltd.	New Zealand
93.	Ingram Micro Hong Kong (Holding) Ltd.(40)	Hong Kong
94.	Chinam Electronics Limited(41)	Hong Kong
95.	Ingram Micro (China) Ltd(42)	Hong Kong
96.	Ingram Micro China Commercial Co. Ltd.	China
97.	Ingram Micro International Trading (Shanghai) Co., Ltd.	China
98.	Ingram Micro (Thailand) Ltd.(43)	Thailand
99.	Ingram Micro (Hong Kong) Ltd.(44)	Hong Kong
100.	Ingram Micro Holdings (Australia) Pty Ltd.	Australia
101.	Ingram Micro Pty Ltd.	Australia
102.	Ingram Micro Australia Pty Ltd.	Australia
103.	Electronic Resources Australia (Qld) Pty Ltd.(45)	Australia
104.	Electronic Resources Australia (Vic) Pty Ltd.(46)	Australia
105.	Techpac Holdings (Australia) Pty Ltd.(47)	Australia
106.	Tech Pacific Holdings Pty Limited	Australia
107.	Tech Pacific Australia Pty Ltd.	Australia
108.	Ingram Micro Lanka (Private) Limited(48)	Sri Lanka
109.	Techpac Holdings Limited	Bermuda
110.	Tech Pacific Holdings Sarl(49)	Luxembourg
111.	TP Holdings BVBA 50	Belgium
112.	Tech Pacific Holdings (NZ) Limited	New Zealand
113.	Ingram Micro (NZ) Limited	New Zealand
114.	Imagineering (NZ) Limited(51)	New Zealand
115.	TP Holdings Limited(52)	Bermuda
116.	Tech Pacific (Thailand) Co., Ltd.	Thailand
117.	Tech Pacific Asia Limited	British Virgin Islands
118.	Tech Pacific (H.K.) Limited	Hong Kong
119.	Tech Pacific Limited(53)	Hong Kong
120.	First Tech Pacific Distributors Sdn Bhd	Malaysia
121.	Tech Pacific Inc.(54)	Philippines
122.	Tech Pacific (Singapore) Ltd.	Singapore
123.	Tech Pacific Logistics Pte Ltd.(55)	Singapore
124.	Tech Pacific Holdings Pte Limited	Singapore
125.	Tech Pacific Mauritius Limited	Mauritius

Name of Subsidiary		Jurisdiction

126.	Techpac Mauritius Limited	Mauritius
127.	Surajami Investment & Trading Co. Ltd.(56)	India
128.	Tech Pacific (India) Ltd.	India
129.	Ingram Micro (India) Exports Pte Ltd.	Singapore

(1)	Pennsylvania business trust, with Ingram Micro Delaware Inc. as trustee and Ingram Micro CLBT Inc. as beneficiary.

(2)	Tennessee limited partnership, with Ingram Micro Inc. (Delaware) as general partner and Ingram Micro Delaware Inc. as limited partner.

(3)	Texas limited partnership, with Ingram Micro Texas LLC (dba IMTX LLC) as general partner and Ingram Micro Delaware Inc. as limited partner.

(4)	Ingram Micro Holdco is general partner with 0.1% interest and Ingram Micro Inc., an Ontario, Canada corporation is limited partner with 99.9% interest.

(5)	Ingram Micro Holdco is general partner with 0.1% interest and Ingram Micro Inc., an Ontario, Canada corporation is limited partner with 99.9% interest.

(6)	Single member limited liability company with Ingram Micro Inc. (Delaware) as its sole member, dba IMTX LLC in Texas.

(7)	Dormant.

(8)	Dormant.

(9)	Dormant.

(10)	99.998% owned by Ingram Micro Latin America and .002% owned by Ingram Micro Caribbean.

(11)	99.998% owned by Ingram Micro Inc. (Delaware) and .002% owned by Ingram Micro Caribbean.

(12)	99% owned by Ingram Micro Latin America Inc. and 1% owned by Ingram Micro Caribbean.

(13)	99.999% owned by Ingram Micro Latin America and .001% owned by Ingram Micro Caribbean.

(14)	99.999% owned by Ingram Micro Brasil Ltda. and .001% owned by Ingram Micro Latin America.

(15)	99.99% owned by Ingram Micro Latin America & Caribbean Inc., .005% owned by Ingram Micro Caribbean and .005% owned by Ingram Micro Inc. (Delaware).

(16)	40,000,000 voting preferred shares owned by Ingram Micro Inc. (Delaware) and 10,000,000 non-voting common shares owned by Ingram Micro SB Inc.

(17)	346,800 non-voting shares owned by Ingram Micro Logistics Inc. and 55 Class A preferred voting shares owned by Ingram Micro SB Holdings Inc.

(18)	99.998% owned by Ingram Micro Inc. (Delaware) and .002% owned by Ingram Micro Caribbean.

(19)	99.998% owned by Ingram Micro Latin America and .002% owned by Ingram Micro Caribbean.

(20)	6,677.27 shares owned by Ingram Micro Inc., 1,141.05 shares owned by Ingram Micro Europe Holding LLC, and 92.45 shares owned by Ingram Micro Delaware Inc.

(21)	4,656.01 shares owned by Ingram Micro Management Company.

(22)	3,254.76 shares owned by Ingram Micro Management Company.

(23)	4,646.01 shares owned by Ingram Micro Atlantic Holding Inc. and 3,254.76 shares owned by Ingram Micro North Atlantic Holding Inc.

(24)	One share owned by Ingram Micro International Inc.

(25)	Ingram Micro Inc. owns 2,935.41 preferred shares.

(26)	In liquidation.

(27)	One share owned by Ingram Micro International Inc.

(28)	One share owned by Ingram Micro International Inc.

(29)	One share owned by Ingram Micro Europe BVBA.

(30)	One share owned by Ingram Micro Luxembourg Sarl.

(31)	One share owned by Ingram Micro Luxembourg Sarl.

(32)	11,424,521 shares owned by Ingram Micro Luxembourg Sarl.

(33)	One share owned by Ingram Micro BVBA.

(34)	In liquidation.

(35)	Ingram Micro Asia Holdings Inc. owns 99.998% of the issued share capital and 0.002% held by minority shareholders.

(36)	Dormant.

(37)	Dormant.

(38)	46% of shares owned by Ingram Micro Asia Ltd and 54% of shares are held in trust by nominee shareholders on behalf of Ingram Micro Asia Ltd.

(39)	87.6% of shares owned by Ingram Micro Asia Ltd, 12.4% of shares owned by Tech Pacific (India) Ltd and 10 shares held by Ingram Micro Asia Holdings Inc.

(40)	Dormant. 50% of shares owned by Ingram Micro Asia Ltd and 50% of shares held by nominee shareholder in trust for Ingram Micro Asia Ltd.

(41)	Dormant. 51% of shares owned by Ingram Micro Hong Kong (Holding) Ltd and 49% of shares owned by Ingram Micro Asia Ltd.

(42)	51% of shares owned by Ingram Micro Hong Kong (Holding) Ltd and 49% of shares owned by Ingram Micro Asia Ltd.

(43)	99.999% of shares owned by Ingram Micro Inc. and 0.001% held in trust by nominee shareholders on behalf of Ingram Micro Inc.

(44)	99% of shares owned by Ingram Micro Asia Holdings Inc. and 1% of shares owned by Ingram Micro Delaware Inc.

(45)	Dormant.

(46)	Dormant. 76% of shares owned by Ingram Micro Australia Pty Limited and 24% of shares owned by Ingram Micro Asia Ltd.

(47)	Ingram Micro Pty Ltd owns 100% of the issued share capital effective March 31, 2005.

(48)	99% of shares owned by Ingram Micro Asia Holdings Inc. and 1% of shares owned by Ingram Micro Delaware Inc.

(49)	In liquidation.

(50)	In liquidation.

(51)	Dormant.

(52)	Dormant.

(53)	Dormant.

(54)	Dormant. In liquidation.

(55)	Dormant.

(56)	Dormant. 61% of shares owned by Techpac Mauritius Limited and 39% of shares owned by Tech Pacific Mauritius Limited.